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                                                                     Exhibit 4.2

   Individual Terms of Service Agreements of Members of the Board of Managing
                         Directors of Deutsche Bank AG

     The service agreement of each member of the Board of Managing Directors of Deutsche Bank Aktiengesellschaft in effect in 2004 is in the form set forth in
Exhibit 4.1 to Deutsche Bank's 2004 Annual Report on Form 20-F. The individual terms of these agreements for each member for 2004 are as follows (amounts in EURO):

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                                                     Annual             Target            Group Plan      Mid-Term
Member of the Board of            Effective          Basic Salary       Figure            RoE             Incentive    Individual
Managing Directors                Date               (Section 3(1))     (Annex A)         (Annex A)       (Annex B)    Deviations
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
Dr. Josef Ackermann               Jan. 1, 2004         1,150,000         4,500,000         18.1%          4,350,000        -
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Dr. Clemens Boersig               Jan. 1, 2004           800,000         1,500,000         18.1%          1,950,000        *
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Dr. Tessen von Heydebreck         Jan. 1, 2004           800,000         1,500,000         18.1%          1,950,000        -
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Hermann-Josef Lamberti            Jan. 1, 2004           800,000         1,500,000         18.1%          1,950,000        -
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

* The last paragraph of Section 12 does not apply.